                           LONG TERM INCENTIVE PLAN

               AMENDMENTS TO PAYOUT SCHEDULE AND METHODOLOGY FOR
                   CALCULATING TOTAL SHAREHOLDER RETURN AND
                  TO CLARIFY RELATIONSHIP TO STOCKHOLDER PLAN

Management recommends the following changes in the Long Term Incentive Plan effective January 1, 1997:

     1.   Changes to Payout Schedule. To provide for payout opportunities that
          --------------------------
more closely match actual performance, to require higher performance to support final payout at grant level and to offset industry experience that high Total Shareholder Return performance at the end of a cycle generally results from poor performance at the beginning of the cycle, three changes in the current Payout Schedule are recommended: a) the "step-rate" payout table currently in the plan be replaced with a "continuous" payout curve as shown on the attached, b) Total Shareholder Return performance to achieve payout at 100% of grant level be increased from 50th to 55th percentile of the peer group, c) the initial threshold has been raised from 35th to 40th percentile, and d) performance to achieve payout at 150% of grant level be decreased from 90th to 85th percentile of the peer group.

     2.   Change in Treatment of Dividends for Total Shareholder Return
          -------------------------------------------------------------
Calculation.  To reflect delivery of shareholder value through the Company's
-----------
relatively high dividend payout ratio over the full term of the four-year performance cycle, calculation of Total Shareholder Return at the end of each cycle be done as if dividends paid during the cycle were reinvested.

     3.   Resolving Conflicts between Operational Plan and Stockholder-Approved
          ---------------------------------------------------------------------
Plan.  A paragraph be added which specifies that the Plan, as it is in effect at
----
any time, is the operational document under the omnibus Delmarva Power & Light Company Long-Term Incentive Plan attached as Exhibit A to the Company's 1996 Proxy Statement and approved by the stockholders at the 1996 Annual Meeting; and that if there any conflicts in the terms of the operational document and the omnibus Plan approved by the stockholders, the Operational Plan will govern.


Suggested Resolutions:
---------------------

          RESOLVED, That the LTIP document be amended by deleting the chart (and text below the chart) in Section IV, third item and substituting in its place the attached Payout Schedule and text;

          FURTHER RESOLVED, That the calculation of Total Shareholder Return for the 1997 and any future cycles be done as if dividends paid during the cycle were reinvested;

     FURTHER RESOLVED, That the LTIP document be amended by adding a new Section IX as follows:

          IX.  OPERATIONAL DOCUMENT

               This Long-Term Incentive Plan is effective as of the effective date set forth on the cover page hereof, until further amended by the Board of Directors or the Compensation Committee. This Long-Term Incentive Plan is the operational document setting forth the specific plan design determined by the Compensation Committee, under the Delmarva Power & Light Company Long-Term Incentive Plan attached as Exhibit A to the Company's Proxy Statement dated April 26, 1996, and approved by the stockholders at the Annual Meeting held on May 30, 1996 (the "Omnibus Plan"). In the event of any conflict between the terms of this operational document and the Omnibus Plan, this operational document shall govern and any such term shall operate as an amendment to the Omnibus Plan made by the Compensation Committee pursuant to authority granted to it under Section 19 of the Omnibus Plan, and/or an interpretation of the Omnibus Plan made by the Compensation Committee pursuant to authority granted to it under Section 3 of the Omnibus Plan.


Attachment:  new Payout Schedule

                           LONG TERM INCENTIVE PLAN
                   (ATTACHED PAGE - SECTION IV, THIRD ITEM)



A graph titled "Payout Chart" is displayed here on the attachment to the Amendment to the Long Term Incentive Plan. The y-axis shows the percentage of shares earned, beginning at zero, increasing by increments of 20%, and ending at 160%. The x-axis shows the percentile ranking of the Company compared to its peers, beginning at zero, and ending at 100. The graphed data are as follows:


     Percentile Ranking Among Peers      % Shares Earned
     ------------------------------      ---------------
          85% or more                         150%
          55%                                 100%
          40%                                  25%
          Less than 40%                         0%



 Delmarva's Total Shareholder        Percent of conditional Grant
       Return Percentile                        Earned
     (4-Year cumulative)*         (With interpolation between steps)
--------------------------------------------------------------------
         85%  or  more                           150%
--------------------------------------------------------------------
              55%                                100%
--------------------------------------------------------------------
              40%                                 25%
--------------------------------------------------------------------
         Less than 40%                             0%
--------------------------------------------------------------------


* This column represents Delmarva's actual percentile ranking based on the peer group comparison at the end of the four-year restriction period. Interpolation is performed between steps with the exception of a percentile less than 40% for which none of the grant is earned.

                         PROPOSED RESOLUTIONS OF THE
                        DELMARVA POWER & LIGHT COMPANY
                         COMPENSATION COMMITTEE OF THE
                              BOARD OF DIRECTORS

                               January 30, 1997

1997 LONG-TERM INCENTIVE PLAN GRANTS

     Management recommends that the 1997 grants of Performance-Based Restricted Stock contain a special condition which prevents the shares from vesting upon the consummation of the proposed merger with Atlantic Energy, Inc. These special conditions will operate as a one-time amendment to the Long-Term Incentive Plan specifically for these awards and are intended to provide an incentive to Company management in the transition period before the merger, and after the merger during the period that Conectiv is beginning its operations.

Suggested Resolution:
--------------------

          RESOLVED, That the awards of Performance-Based Restricted Stock granted to participants under the Company's Long-Term Incentive Plan (the "Plan") as set forth in the charts attached hereto (the "1997 Awards") be, and they hereby are, granted subject to the following condition (which is intended as an amendment to Section VIII--"Company Successors" of the operational Long-Term Incentive for the purposes of only the 1997 Awards):
     The consummation of the proposed merger and related transactions between the Company and Atlantic Energy, Inc. (the "Merger") shall not constitute a merger, consolidation, sale of assets or reorganization under Section VIII of the Plan which causes the restrictions to lapse on such shares as contemplated in Section VIII of the Plan. Instead, after the Merger is consummated (the "Closing"), the 1997 Awards either (a) will continue to be held in the Plan (but in the form of Conectiv's Common Stock rather than the Company's Common Stock) until the performance period for the 1997 Awards expires and the 1997 Awards vest or are forfeited in part or in whole, in which case, the Plan will continue in effect until the performance period for the 1997 Awards has expired, or (b) Conectiv will honor the outstanding 1997 Awards and the terms and conditions of the 1997 Awards otherwise will remain the same, in which case, the Plan will be terminated by the Company as soon as practicable after the Closing; and, in each case, if the performance cycle with respect to the 1997 Awards extends beyond the effective date of the Closing, the performance criteria will be modified to take into consideration the performance of Conectiv for the period after the Closing, as well as the performance of the Company prior to the Closing.